NORTHERN FUNDS

FORM N-SAR

File No. 811-08236

Semi-Annual Period Ended September 30, 2014

Exhibits

EX-99.77C: Submission of matters to a vote of security holders

A Special Joint Meeting of Shareholders of Northern Funds, including the Northern Multi-Manager Funds, and Northern Institutional Funds (the “Meeting”) was held on May 19, 2014 and reconvened on June 23, 2014 at the offices of Northern Trust Investments, Inc. 50 South LaSalle Street, Chicago, Illinois. At the Meeting the following matters were voted upon by shareholders of Northern Funds:

1. Election of nine Trustees of Northern Funds. There was no solicitation in opposition to management’s nominees and all nominees were elected.

2. Election of seven Trustees of Northern Multi-Manager Funds. There was no solicitation in opposition to management nominees and all nominees were elected.

3. To approve a new Management Agreement, included with the Proxy Statement for the Meeting, between each Fund and its investment adviser, to provide each Fund with investment advisory and administration services under a single agreement and fee structure.

Northern Funds	Affirmation	Against	Abstain	Broker Non- Votes

Emerging Markets Equity Index Fund	166,954,224	52,976	8,920	4,145,194

Large Cap Core Fund (formerly known as the Enhanced Large Cap Fund)	1,057,379	1,182	0	358,604

Large Cap Equity Fund	3,786,702	82,214	79,165	1,009,301

Income Equity Fund	13,870,268	252,941	188,438	8,267,838

International Equity Fund	20,087,412	20,837	508,151	1,172,133

Large Cap Growth Fund	3,206,839	23,988	277,774	472,194

Small Cap Core Fund	7,602,757	5,523	5,927	647,936

Global Real Estate Index Fund	136,690,268	73,026	14,779	4,187,229

Global Sustainability Index Fund	11,371,284	1,811	7,046	1,411,593

International Equity Index Fund	334,913,341	48,575	1,732,855	4,251,101

Mid Cap Index Fund	68,653,935	64,031	81,870	2,528,915

Small Cap Index Fund	68,036,795	66,827	146,058	3,397,392

Stock Index Fund	216,654,798	45,710	319,938	9,067,017

Bond Index Fund	209,803,237	88,631	35,301	2,549,732

Fixed Income Fund	130,663,231	70,100	78,959	3,995,769

High Yield Fixed Income Fund	650,509,692	533,550	531,354	40,756,309

Short-Intermediate U.S. Government Fund	15,061,173	28,637	28,806	1,162,219

Tax-Advantaged Ultra-Short Fixed Income Fund	233,954,285	0	0	6,668,114

Ultra-Short Fixed Income Fund	125,496,878	2,014	3,911	8,021,987

U.S. Government Fund	2,004,521	29,953	11,014	250,332

Arizona Tax-Exempt Fund	5,824,697	39,908	7,788	742,435

California Intermediate Tax-Exempt Fund	30,376,439	38,840	27,540	1,493,117

California Tax-Exempt Fund	6,207,555	24,574	95,947	3,599,805

High Yield Municipal Fund	24,847,882	22,697	16,194	2,427,970

Intermediate Tax-Exempt Fund	200,355,155	95,738	121,440	15,824,681

Short-Intermediate Tax-Exempt Fund	112,366,439	40,015	148,822	3,220,674

Tax-Exempt Fund	60,596,455	291,790	91,431	6,736,496

California Municipal Money Market Fund	197,293,024	793,646	274,192	13,728,039

Money Market Fund	3,989,239,315	24,281,011	31,177,493	1,338,697,938

Municipal Money Market Fund	4,136,520,308	5,573,493	22,938,654	309,467,746

U.S. Government Money Market Fund	650,048,601	2,394,609	3,370,889	132,538,533

U.S. Government Select Money Market Fund	1,817,600,440	4,547,665	12,083,177	390,066,007

Core Bond Fund	4,214,703	0	0	42,217

Short Bond Fund	15,670,989	103	0	286,829

U.S. Treasury Index Fund	3,755,968	0	0	0

Global Tactical Asset Allocation Fund	3,368,626	50,295	206,001	1,949,331

Large Cap Value Fund	4,310,029	105,721	232,240	1,798,731

Small Cap Value Fund	55,180,276	647,588	979,047	25,104,785

Technology Fund	1,522,610	61,584	70,997	596,282

Northern Multi-Manager Funds	Affirmation	Against	Abstain	Broker Non- Votes

Multi-Manager Emerging Markets Equity Fund	102,930,438	31,854	15,813	2,266,793

Multi-Manager Global Real Estate Fund	51,112,271	40,409	16,433	1,064,006

Multi-Manager High Yield Opportunity Fund	63,706,776	43,378	6,943	830,325

Multi-Manager International Equity Fund	249,779,814	153,667	60,163	2,600,812

Multi-Manager Large Cap Fund	63,721,969	41,345	19,552	2,318,492

Multi-Manager Mid Cap Fund	60,433,921	69,791	37,358	4,520,408

Multi-Manager Small Cap Fund	32,744,532	24,368	6,013	618,780

Multi-Manager Global Listed Infrastructure Fund	65,477,693	307	5,268	158,219

Multi-Manager Emerging Markets Debt Opportunity Fund	6,122,251	0	0	0

4. To approve a change in the fundamental investment objectives of the Fixed Income Fund, Short Bond Fund, Short-Intermediate U.S. Government Fund, International Equity Fund, Large Cap Equity Fund, Large Cap Growth Fund, U.S. Treasury Index Fund, Stock Index Fund, International Equity Index Fund, Small Cap Index Fund and Global Tactical Asset Allocation Fund to non-fundamental, which would permit Trustees of the Trust, instead of the shareholders, to approve a change in the objective.

Northern Funds	Affirmation	Against	Abstain	Broker Non- Votes

Fixed Income Fund	130,413,245	322,247	76,798	3,995,769

Short Bond Fund	15,510,433	160,660	0	286,829

Short-Intermediate U.S. Government Fund	14,910,188	173,431	34,997	1,162,219

International Equity Fund	20,452,842	118,523	45,034	1,172,133

Large Cap Equity Fund	3,724,199	155,971	67,911	1,009,301

Large Cap Growth Fund	3,164,590	99,445	244,566	472,194

U.S. Treasury Index Fund	3,755,922	45	0	0

Stock Index Fund	210,759,687	5,762,929	497,830	9,067,017

International Equity Index Fund	334,100,896	864,900	1,728,975	4,251,101

Small Cap Index Fund	66,523,176	1,603,790	122,714	3,397,392

Global Tactical Asset Allocation Fund	3,316,043	216,423	198,635	1,829,626